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                                                                    EXHIBIT 99.2

                           VENTURA COUNTY NATIONAL BANCORP
                    PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD JANUARY 14, 1997
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) hereby nominate(s), constitute(s) and appoints James B. Hussey and Richard S. Cupp, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Meeting") of Ventura County National Bancorp (the "Company") to be held at the Company's offices at 500 Esplanade Drive, Oxnard, California 93030 on Tuesday, January 14, 1997 at 5:30 p.m. Pacific Standard Time, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.
                         PLEASE SIGN AND DATE ON REVERSE SIDE

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                                                              Please mark
                                                             your votes as   /x/
                                                              indicated in
                                                              this example


                                                 FOR     AGAINST    ABSTAIN

1.  APPROVAL OF THE AGREEMENT AND PLAN OF
     MERGER. To approve the Agreement and Plan   / /       / /        / /
    of Merger dated as of September 15, 1996
    (the "Agreement") by and between City National Corporation ("City National") and the Company as described in the Prospectus/Proxy Statement accompanying this proxy card, including, without limitation, the merger of the Company with and into City National, whereby, subject to certain allocation restrictions, each outstanding share of the Company's common stock would be converted into, at the option of the holder thereof, the right to receive cash, common stock of City National or a combination of the two.

                                                 FOR     AGAINST    ABSTAIN

2.  OTHER BUSINESS. In their discretion, the
    proxies are authorized to vote upon such     / /       / /        / /
    other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Meeting.

                                                           YES        NO
                                  I PLAN TO ATTEND THE     / /        / /
                                   SPECIAL MEETING

    PLEASE SIGN AND DATE BELOW

    The undersigned hereby ratifies and confirms all that said attorneys, agents and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the notice of the Meeting and the Prospectus/Proxy Statement accompanying said notice.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER.

    I (WE) WILL / / WILL NOT / / ATTEND THE MEETING IN PERSON.

                                            DATED:                   , 19
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                                            SIGNED:
                                                   ---------------------------

                                            SIGNED:
                                                   ---------------------------

                                            Please date this proxy signing
                                            above as your name(s) appear(s) on
                                            this card. Joint owners should each
                                            sign personally. Corporate proxies
                                            should be signed by an authorized
                                            officer. Executors, administrators,
                                            trustees, etc., should give their
                                            full titles.